EXHIBIT (i)(2)


                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 44 to the Registration Statement of Eaton Vance Investment Trust (1933 Act File No. 33-1121) of my opinion dated March 23, 1998, which was filed as Exhibit (10) to Post-Effective Amendment No. 39.


                                      /s/ Maureen A. Gemma
                                      Maureen A. Gemma, Esq.


July 23, 2001
Boston, Massachusetts